UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): April 27, 2007

HEALTH-CHEM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-6787	13-2682801
(State of other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization Number)

101 Sinking Springs Lane, Emigsville, PA	17318
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (717) 764-1191

(Former name or former address, if changed since last report)

Item 1.02 Termination of a Material Definitive Agreement.

By letter dated April 26, 2007 and received on April 27, 2007, Key Pharmaceuticals, Inc. notified the registrant that it had terminated the License Agreement between the parties dated March 13, 2000 as a result of its failure to make royalty payments due under the agreement. The License Agreement granted an indirect subsidiary of the registrant the right to use certain intellectual property developed by Key, including technology covered by a US patent, in the transdermal nitroglycerin patch products the company sells. The letter demands that the registrant immediately cease manufacturing, using, importing and selling drug-in-adhesive transdermal nitroglycerin patch products that incorporate Key’s technology.

The registrant’s board of directors continues to negotiate with Key in the hope that it can enter into a settlement with Key as to the payment of the past due royalties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH-CHEM CORPORATION

Dated: May 2, 2007	By:	/s/ Andy E. Yurowitz
Andy E. Yurowitz, President